      As filed with the Securities and Exchange Commission on April 1, 1998

                                                        Registration No. 333-___
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    Form S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                        LORAL SPACE & COMMUNICATIONS LTD.
             (Exact name of registrant as specified in its charter)
              Bermuda                                             13-3867424
  (State or other jurisdiction of                              (I.R.S. Employer
   incorporation or organization)                            Identification No.)

                               600 Third Avenue,
                            New York, New York, 10016
                    (Address of Principal Executive Offices)

  Loral Orion Network Systems, Inc. Amended and Restated 1987 Stock Option Plan
            Loral Orion Network Systems, Inc. 1997 Stock Option Plan
    Loral Orion Network Systems, Inc. Non-Employee Director Stock Option Plan
     Stock Option Agreement dated as of July 17, 1996, between Orion Network
                        Systems, Inc. and John G. Puente
    Stock Option Agreement dated as of March 12, 1997, between Orion Network
                      Systems, Inc. and Gustave M. Hauser
                            (Full title of the plan)

                              Eric J. Zahler, Esq.
                  Vice President, Secretary and General Counsel
                        Loral Space & Communications Ltd.
                                600 Third Avenue
                            New York, New York 10016
                                 (212) 697-1105
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            -------------------------
                                 with a copy to:
                              Bruce R. Kraus, Esq.
                            Willkie Farr & Gallagher
                               One Citicorp Center
                              153 East 53rd Street
                            New York, New York 10022
                                 (212) 821-8000

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
             Title of                         Proposed   Proposed   Amount of
          Securities to          Amount to be Maximum    Maximum    Registration
          be Registered           Registered  Offering   Aggregate    Fee (2)
                                    (1)       Price Per  Offering
                                              Share (2)  Price (2)
-------------------------------- ------------ ---------- ---------- ------------
Common Stock, par value $.01 per   1,397,446     $28     $39,128,488   $11,858
share, and related Loral Rights      shares
(as defined below in Note 1)

(1) Being registered hereby are 1,397,446 shares of common stock, par value $.01 per share ("Loral Common Stock"), of Loral Space & Communications Ltd. (the "Registrant"), and related Loral Rights (as defined below), issuable pursuant to the Loral Orion Network Systems, Inc. Amended and Restated 1987 Stock Option Plan, the Loral Orion Network Systems, Inc. 1997 Stock Option Plan, the Loral Orion Network Systems, Inc. Non-Employee Director Stock Option Plan, the Stock Option Agreement dated as of July 17, 1996 between Orion Network Systems, Inc. (the predecessor company to Loral Orion Network Systems, Inc., a subsidiary of the Registrant, "Orion") and John G. Puente and the Stock Option Agreement dated as of March 12, 1997, between Orion and Gustave M. Hauser (collectively, the "Plans"). At the effective time of the transaction contemplated by the Agreement and Plan of Merger, among the Registrant, Loral Satellite Corporation and Orion, dated as of October 7, 1997, as amended (the "Merger"), all options to purchase shares of the common stock, par value $.01 per share, of Orion, whether vested or unvested, issued under the Plans prior to the effective date of the Merger, have been converted into options to purchase shares of Loral Common Stock. As provided for in the Rights Agreement dated March 27, 1996, between the Registrant and The Bank of New York, as Rights Agent, each share of Loral Common Stock issued will be accompanied by one Loral right (a "Loral Right") to purchase from the Registrant a unit consisting initially of one one-thousandth of a share of Series B Preferred Stock, par value $.01 per share. (2) Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c)and (h). The proposed maximum offering price per share was determined based upon the average of the high and low prices per share of the Loral Common Stock on March 31, 1998, as reported on the New York Stock Exchange, Inc.
    --------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of certain documents by reference

This Registration Statement incorporates documents by reference which are not presented herein or delivered herewith. Loral Space & Communications Ltd. (the "Registrant") will provide without charge to each person to whom this Registration Statement is delivered a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Registration Statement incorporates). Oral or written requests for Registrant's documents should be directed to Loral Space & Communications Ltd., 600 Third Avenue, New York, New York 10016, telephone number (212) 697-1105, attention: Eric J.
Zahler, General Counsel.

The documents listed below have been filed by the Registrant (File No. 1-14180) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the Commission and are incorporated herein by reference:

1.    Registrant's Annual Report on Form 10-K for the period ended December 31,
      1997.

2. The description of Registrant's Common Stock contained in Registrant's registration statement on Form 8-A, filed under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and shall be part hereof from the date of filing of such document with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, to constitute a part of this Registration Statement. This Registration Statement is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated by reference, except to the extent set forth in the immediately preceding statement.

Item 4. Description of Securities

        Not applicable (The Common Stock is registered under Section 12 of the Exchange Act.)

Item 5. Interests of Named Experts and Counsel

        Not applicable

Item 6  Indemnification of Directors and Officers.

        Bermuda law permits a company to indemnify its directors and officers, except for any act of fraud or dishonesty. The Registrant has provided in its Bye-Laws that its directors and officers will be indemnified and held harmless against any expenses, judgments, fines, settlements and other amounts incurred by reason of any act or omission in the discharge of their duty, other than in the case of fraud or dishonesty.

        Bermuda law and the Bye-Laws of the Registrant also permit the Registrant to purchase insurance for the benefit of its directors and officers against any liability incurred by them for the failure to exercise the requisite care, diligence and skill in the exercise of their powers and the discharge of their duties, or indemnifying them in respect of any loss arising or liability incurred by them by reason of negligence, default, breach of duty or breach of trust.

        The Registrant intends to enter into indemnification agreements with its officers and directors. To the extent permitted by law, the indemnification agreements may require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities arising from fraud or dishonesty) and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

        The Registrant maintains a directors' and officers' liability insurance policy.

Item 7. Exemption from registration claims.

        Not applicable

Item 8  Exhibits and Financial Statement Schedules.


4.1 Rights Agreement dated March 27, 1996 between the Registrant and The Bank of New York, Rights Agent*

5.1 Opinion of Appleby, Spurling & Kempe regarding the legality of the securities being registered+

23.1          Consent of Appleby, Spurling & Kempe (included in Exhibit 5.1)

23.2          Consent of Deloitte & Touche LLP+

24.1          Powers of Attorney+


----------------------------
      * Incorporated by reference to the Registrant's Registration Statement on Form 10 (File No. 1014180).
      +  Filed Herewith.

Item 9  Undertakings.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

             (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

             (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

             (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that these undertakings contained in paragraphs 1(a) and 1(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 31st day of March, 1998.

                                               LORAL SPACE & COMMUNICATIONS LTD.

                                               By:           *
                                                  Name:  Bernard L. Schwartz
                                                  Title: Chairman of the Board
                                                         and Chief Executive
                                                         Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                        Title                        Date
        ---------                        -----                        ----

             *                   Chairman of the Board and        March 31, 1998
------------------------------   Chief Executive Officer
     Bernard L. Schwartz         (Principal Executive Officer)


             *                   Director                         March 31, 1998
------------------------------
        Howard Gittis

             *                   Director                         March 31, 1998
------------------------------
       Robert B. Hodes

                                 Director
------------------------------
        Gershon Kekst

             *                   Director                         March 31, 1998
------------------------------
       Charles Lazarus

             *                   Director                         March 31, 1998
------------------------------
      Malvin A. Ruderman

             *                   Director                         March 31, 1998
------------------------------
       E. Donald Shapiro

             *                   Director                         March 31, 1998
------------------------------
        Arthur L. Simon

             *                   Director                         March 31, 1998
------------------------------
      Daniel Yankelovich

             *                   First Senior Vice President and  March 31, 1998
------------------------------   Chief Financial Officer
      Michael P. DeBlasio        (Principal Financial Officer)


             *                   Vice President and Controller    March 31, 1998
------------------------------   (Principal Accounting Officer)
        Harvey B. Rein

      /S/ Eric J. Zahler                                          March 31, 1998
------------------------------
        Eric J. Zahler
       Attorney-in-Fact
* See Power of Attorney attached as Exhibit 24.1

                                  EXHIBIT INDEX


  EXHIBIT
   NUMBER                                  DESCRIPTION OF EXHIBITS

4.1 Rights Agreement dated March 27, 1996 between the Registrant and The Bank of New York, Rights Agent*
5.1 Opinion of Appleby, Spurling & Kempe regarding the legality of the securities being registered+
23.1          Consent of Appleby, Spurling & Kempe (included in Exhibit 5.1)
23.2          Consent of Deloitte & Touche LLP+
24.1          Powers of Attorney+


------------------------------
      * Incorporated by reference to the Registrant's Registration Statement on Form 10 (File No. 1014180).
      +  Filed Herewith.